Innophos

Bank of America
BASics/Industrials Conference

Randy Gress - CEO

May 8, 2008

Safe Harbor

During the course of this presentation, management may make forward-looking statements regarding financial performance and future events.

We will attempt to identify these statements by use of words such as expect, believe, anticipate, intend, and other words that denote future events. You should understand that, even though our forward looking statements are based on assumptions we believe are reasonable when made, they are still subject to uncertainties that could cause actual results to differ materially from those in the forward-looking statements.

We also caution you to consider the important risk factors involved in our business that we disclose in our reports and other filings we make with the U.S. Securities and Exchange Commission that could cause actual results to differ from those in the forward-looking statements as contained in this presentation.

This presentation does not constitute an offer to sell, or the solicitation of an offer to buy, any securities of Innophos Holdings, Inc., nor shall there be any offer, solicitation or sale of securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

Innophos

May 8, 2008

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Innophos

We are the industry leader…

our specialty phosphates are fundamental to the functionality, performance, and safety of thousands of everyday products.

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Innophos’ Established Competitive Strengths

Provide a Unique Business Advantage

®	Largest and broadest specialty phosphates producer in North America, with #1 or #2 position in all product lines.

®	Diversified end markets provide steady demand growth and industry dynamics support earnings growth.

®	Proprietary process technologies allow IPHS to tailor products to customer needs, providing a platform for growth.

®	Near term de-leveraging, cost structure improvement, productivity increases and excellent free cash flow support a strengthening financial position.

Innophos has the #1 or #2 Position In All Product Lines in the Value Driven Segment of the Phosphate Market

	Position	Market Share*
Specialty Salts & Specialty Acids	#1	40% Approximately
Purified Phosphoric Acids	#2	30% Approximately
STPP	#2	25% Approximately

* Management estimates

2007 Revenues by Product Area

51%
27%
22%
Specialty Salts and Specialty Acids
STPP & Other
Purified Phosphoric Acid

2007 Revenues by End Markets

4%
5%
27%
17%
22%
25%
Food & Beverage
Detergent & Personal Care
Industrial
Fertilizer
Pharma
Oral Care

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May 8, 2008
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®	High industry capacity utilization creates favorable supply-demand balance; sustainable profit potential for Innophos.

®	High capital costs and logistics limit risks of imports/new capacity.

®	A stable customer base, relationships that span many decades.

®	Position in niche markets produces better margins and pricing power.

®	Broad demand for IPHS phosphates in a wide variety of end products.

®	Applications in a broad range of niche markets require specialized and proprietary process technology.

®	Specialization provides a platform for growth and profitability; targeting high growth niche areas and developing new applications for phosphate products.

®	Technical support: IPHS works with customers to develop solutions to meet very specific needs.

Superior Free Cash Flow Generation

Pro Forma 2007 Free Cash Flow

$106
($28)
($6)
($33)
($14)
$25
Adjusted EBITDA
CapEx
Change in NWC
PF Cash Interest
Cash Taxes
Free Cash Flow

Pro Forma 2007 Free Cash Flow Yield

9%
6%
3%
0%
7%
Debt Reduction
Dividend
$16 / Share

7% Pro Forma Free Cash Flow Yield

Innophos

May 8, 2008

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Innophos’ Immediate Sustainable Goal: De-Lever

®	Focus is on de-leveraging through simultaneous earnings growth and debt paydown.

®	The de-leveraging stage of an LBO drives increasing equity value as one de-risks the company.

®	$21 Million Debt payments in 2007…continued net debt reduction in 2008.

Financials Reflect Four Straight Years of Sustained Progress

($ in millions)

	Actual 2003	Actual 2004	Actual 2005	Actual 2006	Actual 2007	LTM Q1 '08
Net Sales	$504	$538	$536	$542	$579	$605
Gross Profit	$81	$84	$92	$92	$104	$124
% Margin	*16.1%*	*15.6%*	*17.2%*	*17.0%*	*18.0%*	*20.5%*
EBITDA *	$70	$87	$96	$96	$106	$118
% Margin	*13.9%*	*16.1%*	*17.9%*	*17.6%*	*18.3%*	*19.5%*

* less Unusual Items

Net Debt	n/a	$372	$470	$369	$369	$386
	Rhodia	Bain	Recap	IPO Completed	Insourcing Completed	WC Build

Innophos

May 8, 2008

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Market Outlook - 2008

®	High world demand for fertilizers is affecting Innophos’ key raw materials; costs are rapidly increasing.

®	Innophos buys its key raw materials under long term contracts with pricing formulas. These contracts help to buffer short term raw material cost changes.

®	Innophos is responding to higher raw material costs by raising prices to its customers.

®	Demand is strong, shortage of specialty phosphate supply, market is accepting price increases.

®	During 2008 Innophos therefore anticipates getting benefit of higher market selling prices, without feeling immediate full impact of market raw material cost increases.

In Summary…

®	Largest and broadest specialty phosphates producer in North America, with #1 or #2 position in all product lines.

®	Diversified end markets provide steady demand growth and industry dynamics support earnings growth.

®	Proprietary process technologies allow IPHS to tailor products to customer needs, providing a platform for growth.

®	Near term de-leveraging, cost structure improvement, productivity increases and excellent free cash flow support a strengthening financial position.

Bank of America
BASics/Industrials Conference

May 8, 2008